Exhibit 10.3

COMMUNITY REDEVELOPMENT INC.

The following is a true copy of the Resignation as Director, CFO and Board Member of the Corporation, as of this 7th day of July, 2022.

WHEREAS the undersigned was appointed as Director and CFO of the Corporation and has served in said capacity to date, he has determined at this time to formally RESIGN from the Company and assume lead position in the company known as “CRAM”. I do hereby renounce all further corporate designation or affiliation with the Company, and sever any and all officials ties, duties, obligations or liabilities regarding the Company and do hereby, by affixing, my signature hereto, officially as my last corporate act, DO HEREBY RESIGN.

DATED: July 7th, 2022

/s/ Stalin Cruz

STALIN CRUZ